Exhibit 99.1

Contact:

Gulf Resources, Inc.
David Wang, VP of Finance
Email: gfre.2008@vip.163.com

Helen Xu
Email: beishengrong@vip.163.com
Web:   http://www.gulfresourcesinc.cn

CCG Investor Relations Inc.
Linda Salo, Sr. Financial Writer
Phone: +1-646-922-0894
Email: linda.salo@ccgir.com

Crocker Coulson, President
Phone: +1-646-213-1915 (New York)
Email: crocker.coulson@ccgir.com
Web:   http://www.ccgirasia.com

Gulf Resources Updates on Construction of a Chemical Additives Production Line for Wastewater Treatment

NEW YORK and SHANDONG, China, April 8, 2010 -- Gulf Resources, Inc. (Nasdaq: GFRE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced that the construction of a production line for wastewater treatment chemical additives at its Shouguang Yuxing Chemical Industry Co., Limited (“SYCI”) location is proceeding according to plan. The Company expects to complete the process and start production in July 2010.

The Company first announced the construction of this new production line in January 2010 and expects that it will contribute approximately $9 to $10 million in revenues in the first year of operation with an estimated gross profit margin over 40% going forward.  Total capital expenditure for the new production line is expected to be approximately $8 to $10 million, of which the Company has expended $6 million so far. When completed, the Company expects the new production line to have an annual production capacity of 3,000 metric tons of chemical additives.

“We believe that the demand for wastewater treatment chemicals will grow fast in the next few years together with the Chinese government’s increased awareness of environmental protection issues, as reflected by the government’s plan to invest RMB 90 billion ($13.2 million) in the next two to three years in domestic wastewater treatment systems. Gulf Resources plans to capture this opportunity and leverage our technology and bromine resources in order to move up the value chain, increase profitability of our chemical products and ultimately maximize shareholder value,” said Mr. Xiaobin Liu, CEO of Gulf Resources.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through two wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC") and Shouguang Yuxing Chemical Industry Co., Limited ("SYCI"). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil & gas field explorations and as papermaking chemical agents. For more information about the Company, please visit http://www.gulfresourcesinc.cn .

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

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